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                                                                    EXHIBIT 10.2

                    [DENVER COUNTY CLERK AND RECORDER STAMP]

                                  DEED OF TRUST

         THIS DEED OF TRUST is made effective the 15th day of December, 2000, between by Real Estate Opportunities, Inc., a Colorado Corporation, whose address is: 3225 East 2nd Avenue, Denver, Colorado 80206 (herein called "Grantor"), and the Public Trustee of the County and State of Colorado, in which the below-described property is located.

The Grantor in order to secure Grantor's obligations under six (6) separate promissory notes, (which together with Grantor's obligations under this Deed of Trust is hereinafter called "Obligation") bearing even effective date herewith in the accumulative amount of $140,000.00, payable to the order of:

     o    Robert M. Singer in the amount of $38,085.00, and

     o    Thomas Vesey in the amount of $39,396.00, and

     o    Edward A. Herber in the amount of $15,000.00, and

     o    Shirley Herber in the amount of $15,000.00, and

     o    Color-Spec Technologies, Inc, in the amount of $20,000.00, and

     o    Asset Realization, Inc. in the amount of $12,519.00,

All of the above six (6) promissory notes payable in care of: Platinum Financial Fund, LLC at 3225 East 2nd Avenue, Denver, Colorado 80206 (hereinafter called "Beneficiary"), plus interest as separately established in each of the above six
(6) promissory notes after December 15, 2000 (U.S.), payable with all charges, fees and interest according to the terms of said Obligation with the balance due and payable in full on or before June 15, 2001, and being desirous of securing payment of the aforesaid Obligation, does hereby grant and convey unto the Public Trustee the following-described property, situate in the City and County of Denver, State of Colorado, to wit:

The West 50 feet of the East 75 feet of Lots 22, 23 and the West 50 feet of the East 75 feet of the South 10 feet of Lot 21, Block 17, COLFAX AVENUE PARK SUBDIVISION;

and


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Also the West 50 feet of the South 10 feet of Lot 21, and the West 50 feet of
Lots 22 and 23, Block 17, COLFAX AVENUE PARK SUBDIVISION, together with all rights, benefits and easements reserved and granted to Grantor in deed recorded in Book 3507 at Page 458 in the office of the recorder of the City and County of Denver and subject to reservation of the West 50 feet of the South 10 feet of said Lot 21 as an alley, and subject to all obligations contained in agreement between James D. Carlton and Samuel Reed, recorded in Book 3982 at Page 319 in the office of said recorder, also being known and numbered as 3201 - 3215 East Colfax Avenue, Denver, Colorado, as described in Book 2171 at Page 314 in the office of said recorder

A strip of land off the West side of the East 25 feet of Lots 22 and 23, Block 17, COLFAX AVENUE PARK SUBDIVISION, described as:

Beginning at a point on the North line of Colfax Avenue, 25 feet West of the Southeast corner of said Lot 23, thence North and parallel with the East line of Steele Street a distance of 50 feet, more or less, to the North line of said Lot 22, thence East along the North line of said Lot 22, a distance of .07 feet, thence in a Southerly direction a distance of 50 feet, more or less, to a point on the North line of said Colfax Avenue, which point is .04 feet East of the Place and Beginning; thence West along the North line of Colfax Avenue .04 feet to the Point of Beginning, City and County of Denver, State of Colorado.

a/k/a 3201 East Colfax Avenue, Denver, Colorado.

         TO HAVE AND TO HOLD the same, together with all buildings, fixtures, and improvements thereon and all water, irrigation, drainage reservoir or ditch rights, however evidenced, rights of way, easements, rents, issues, profits, income, tenements, hereditaments, privileges and appurtenances, connected therewith, now or hereafter used or enjoyed with said property, or any part thereof, subject to the right, power and authority hereinafter given to and conferred upon the Beneficiary to collect and apply such rents, issues, and profits; in trust nevertheless, that in case of default in the payment or the performance of any terms of said Obligation, or any indebtedness owed Beneficiary, or in the performance of any covenants herein or any default on any other instrument securing the balance due, then upon the Beneficiary filing notice of election and demand for sale, said Public Trustee, after advertising notice of said sale weekly, for not less than four weeks, in some newspaper of general circulation in said County, shall sell said property in the manner provided by law in effect at the time of filing said Notice, in whole or in parcels, at public auction, for cash at any proper place designated in the Notice of Sale. Out of the proceeds of said sale, said Pubic Trustee shall, after retaining or paying first all fees, charges and costs of making said sale and advertising said property, and attorney's fees as herein provided, pay to the Beneficiary, or the legal holder of the Obligation, the amount of such indebtedness with interest thereon at the default rate set forth in the Obligation, and all moneys


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advanced by the Beneficiary or legal holder of the Obligation for insurance, repairs, taxes and assessments, with interest thereon at the default rate specified therein, rendering the overplus, if any, unto the Grantor; and after the expiration of the time of redemption, said Public Trustee shall execute and deliver to the holder of the certificate of Purchase a deed or deeds to the property sold. Such deed or deeds shall be a perpetual bar against any claim of the Grantor, Grantor's heirs and assigns, in law or in equity, arising therefrom. The Beneficiary may purchase said property or any part thereof at such sale.

         The Grantor covenants and agrees that at the time of delivery of these presents, the Grantor is the owner of record of said property in fee simple, and has good rights, full power and lawful authority to grant, bargain, sell and convey the same in the manner and form as aforesaid; hereby fully and absolutely waiving all rights to have any assets marshaled, all rights and claims the Grantor may have in or to said lands, tenements, and property such as a Homestead Exemption, or other exemption, under and by virtue of any bankruptcy law or other federal or state law, now existing or which may hereafter be passed in relation thereto and that the same are free and clear of all liens and encumbrances whatsoever, except real estate taxes not yet due and payable and association fees not yet due and payable, and that the Grantor shall and will warrant and forever defend the above bargained property in the quiet and peaceable possession of the Public Trustee against all and every person or persons lawfully claiming or to claim the whole or any part thereof.

         And that during the continuance of said Obligation or any part thereof, the Grantor will pay all taxes and assessments levied on said property; all amounts due on prior encumbrances, if any; will not allow the property to be placed into receivership; will keep said property in good condition and repair; will not commit or permit waste thereof; will keep all property that may at any time be on said property, insured with comprehensive general public liability insurance and against loss from business interruption, fire, vandalism, malicious mischief, and other physical damage included within the term "extended coverage," in such company or companies as the holder of said Obligation may, from time to time, direct, such policies providing for full replacement cost coverage,


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and providing for co-insurance only if the full insurable value of the property is based upon appraisals and reappraisals made at intervals of not more than three (3) years by appraisers satisfactory to Beneficiary, with loss, if any, payable to the Beneficiary hereunder, as her interests may appear; and will deliver the policy or policies of insurance in the Beneficiary hereunder as further security for the aforesaid Obligation.

         If all or any part of the property or an interest therein, including a possessory interest, is sold, leased, or transferred by Grantor without Beneficiary's prior written consent, excluding (a) the creation of a lien or encumbrance subordinate to this Deed of Trust, or (b) a transfer by devise, descent or by operation of law upon the death of a joint tenant, Beneficiary, at Beneficiary's option, may declare the Obligation to be immediately due and payable. Beneficiary shall have waived such option to accelerate if, prior to the sale or transfer, Beneficiary and the person to whom the property is to be sold or transferred reach an agreement in writing that the credit of such person is satisfactory to Beneficiary and that the interest payable on the Obligation shall be at such rate as Beneficiary shall request.

         Beneficiary shall have all of the right, title and interest of Grantor in any insurance policies and unearned premiums thereon if the property is sold by the Public Trustee hereunder or if Beneficiary acquires title to the property, and in any proceeds resulting from any damage to the property prior to such sale or acquisition. No application of insurance proceeds hereunder shall extend or postpone the due dates or the amount of any installments scheduled under the Obligation secured by this Deed of Trust.

         The principal of the Funds shall be held in a separate account by the Lender in trust for the benefit of the Grantor and deposited in an institution the deposits or accounts of which are insured or guaranteed by a federal or state agency. Beneficiary shall apply the Funds to pay said taxes, assessments and insurance premiums. Beneficiary may not charge for so holding and applying the Funds, analyzing said account or verifying and compiling said assessments and bills. Beneficiary shall not be required to pay Grantor any interest or earnings on the Funds. The Funds are pledged as


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additional security for the sums secured by this Deed of Trust.

         In case of the failure of the Grantor to insure and deliver the policies of insurance or to pay such taxes or assessments or amounts due or to become due, or to make such advances as are a proper cost or expense of preserving, repairing, and maintaining the property, then the holder of said Obligation may procure such insurance, or pay such taxes or assessments or amounts due under prior encumbrances; and all moneys thus paid, with interest thereon at the default rate set forth in said Obligation, or any other advances, shall become additional indebtedness secured by this Deed of Trust and shall be paid out of the proceeds of the sale of the property, if not otherwise paid by the Grantor; and the Beneficiary may for such failure to insure and deliver such insurance policies or to pay such taxes or assessments or amounts due or to become due declare a violation of this covenant and agreement.

         Grantor represents and warrants that there are no judicial or administrative actions, suits or proceedings, including without limitation condemnation proceedings, pending or threatened against, affecting, concerning, or related in any way, to the property by any person or entity. In the event Beneficiary incurs attorney's fees and/or costs as a result of having been the Beneficiary under this Deed of Trust, Grantor shall be in default. Additionally, all of said attorney's fees and costs shall be added to the amounts otherwise owing to Beneficiary, and Grantor shall be liable for payment of the same. Nothing in this paragraph, however, shall be deemed to limit Beneficiary's remedies against Grantor.

         AND THAT IN CASE OF ANY DEFAULT, whereby the right of foreclosure occurs hereunder, the Public Trustee or the holder of said Obligation or Certificate of Purchase, shall at once become entitled to the possession, use and enjoyment of the property, and to the rents, issues and profits thereof, from the accruing of such right and during the pendency of foreclosure proceedings and the period of redemption, if any there be; and such possession, use, enjoyment, rents, and issues and profits shall at once be delivered to the Public Trustee or the holder of said Obligation or Certificate of Purchase on request, and on refusal, the delivery of such


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possession may be enforced by the Public Trustee or the holder of said
Obligation or Certificate of Purchase by any appropriate civil suit or proceeding, and the Public Trustee, or the holder of said Obligation or Certificate of Purchase shall be entitled to a Receiver for said property, and of the rents, issues and profits thereof, after such default, inducting the tine covered by foreclosure proceedings and the period of redemption, if any there be, and shall be entitled thereto as a matter of right without regard to the solvency or insolvency of the Grantor or of the then owner of said property and without regard to the value thereof, and such Receiver may be appointed by any court of competent jurisdiction upon ex parte application arms without notice and all rents, issues and profits, income and revenue therefrom shall be applied by such Receiver to the payment of the Obligation hereby secured, according to law and the orders and directions of the court. If at such time as Beneficiary is entitled to possession of the property for or after foreclosure, Beneficiary must bring action to gain possession of the property from Grantor or any person claiming under Grantor, or to have a Receiver appointed, Grantor agrees to pay to Beneficiary the reasonable costs and attorney's fees incurred by Beneficiary thereby.

         In case of default in any of said payments of principal, interest or other amounts due according to the terms of said Obligation, or any of them, or any part thereof, or in case of default in any other instrument securing the balance due, or of a breach or violation of any of the covenants or agreement herein made by the Grantor, then and in that case the whole of said principal sum hereby secured, and the interest thereon to the time of sale, and all other sums secured hereby may at once, at the option of tile legal holder thereof, become due and payable, and the said property be sold in the manner and with the same effect as said indebtedness had matured. If foreclosure be made a reasonable attorney's fee for services in connection with said foreclosure proceedings shall be allowed and the cost of the foreclosure shall include, but not be limited to, the expense of an appraisal and any environmental inspections deemed necessary by the Beneficiary.

         The Beneficiary will cooperated with any zoning or other reclassification of the ownership of the real property secured by this deed of trust, without delay or objection, so long as the


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security position is superior to any other lien, except for general taxes and other matters of record.

         All obligations of Grantor are joint and several. The term "Beneficiary" shall mean the holder of the Obligation secured hereby. The singular as used herein includes the plural and the plural as used herein includes the singular.

         IN WITNESS WHEREOF, the Grantor has hereunto set its hand and seal the day and year first above written.


GRANTOR:

Real Estate Opportunities, Inc., a
Colorado Corporation,



By:

/s/ F. JEFFREY KRUPKA
------------------------------------
F. Jeffrey Krupka, its president



STATE OF COLORADO             )
                              ) ss.
CITY AND COUNTY OF DENVER     )

         The above and foregoing instrument was acknowledged before me this 15th day of December, 2000, by F. Jeffrey Krupka, in his capacity as President of Real Estate Opportunities, Inc., a Colorado Corporation.

WITNESS my hand and official seal.      My Commission Expires May 20, 2004

                                                         [NOTARY STAMP]

My commission expires:

                                        /s/ CYNTHIA KETTL
                                        -----------------------------------
                                        Notary Public